Exhibit 10.3

Form of
EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
ARAMARK
AND
VESTIS CORPORATION
DATED AS OF [           ], 2023

i

EMPLOYEE MATTERS AGREEMENT
This EMPLOYEE MATTERS AGREEMENT, dated as of [           ], 2023 (this “Agreement”), is by and between Aramark, a Delaware corporation (“Parent”), and Vestis Corporation, a Delaware corporation (“SpinCo”).
R E C I T A L S:
WHEREAS, the board of directors of Parent (the “Parent Board”) has determined that it is in the best interests of Parent and its stockholders to create a new publicly traded company that shall operate the SpinCo Business;
WHEREAS, in furtherance of the foregoing, the Parent Board has determined that it is appropriate and desirable to separate the SpinCo Business from the Parent Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Parent Shares on the Record Date of all of the SpinCo Shares held by Parent at such time, which shall constitute 100 percent (100%) of the outstanding SpinCo Shares (other than the SpinCo Shares contributed by Aramark Services, Inc., a Delaware corporation, to a donor advised fund pursuant to the Plan of Reorganization) (the “Distribution”);
WHEREAS, SpinCo and Parent have prepared, and SpinCo has filed with the SEC, the Form 10, which includes the Information Statement and which sets forth disclosures concerning SpinCo, the Separation and the Distribution;
WHEREAS, in order to effectuate the Separation and the Distribution, Parent and SpinCo have entered into that certain Separation and Distribution Agreement, dated as of [           ], 2023 (together with the schedules, exhibits and appendices thereto, the “Separation and Distribution Agreement”);
WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters; and
WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements represent the integrated agreement of Parent and SpinCo relating to the Separation and the Distribution, are being entered into together and would not have been entered into independently.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Definitions. For purposes of this Agreement (including the Recitals hereof), the following terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Separation and Distribution Agreement.
“Affiliates” shall have the meaning set forth in the Separation and Distribution Agreement.
“Agreement” shall have the meaning set forth in the Preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 10.14 of the Separation and Distribution Agreement (Amendments).
“Ancillary Agreements” shall have the meaning set forth in the Separation and Distribution Agreement.
“Assets” shall have the meaning set forth in the Separation and Distribution Agreement.
“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee or Former Employee, or to any family member, dependent, or beneficiary of any such Employee or Former Employee, including cash or deferred arrangement plans, profit-sharing plans, post-employment programs, pension plans, supplemental pension plans, welfare plans, stock purchase, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change-incontrol protections or benefits, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements. No Benefit Plan can be both a Parent Benefit Plan and a SpinCo Benefit Plan, and to the extent that a Benefit Plan could reasonably fall within the definition of Parent Benefit Plan or SpinCo Benefit Plan, the context shall determine the applicable classification.
“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code and including all regulations promulgated thereunder.
“Director Individual Agreement” shall mean any individual agreement between a member of the Parent Group and any individual with respect to his or her service as a non-employee director of SpinCo following the Effective Time, including service in advance of the Effective Time in the case of prospective directors (such individuals referred to herein as the

“SpinCo Directors,” whether or not any such individual ultimately commences service as a non-employee director of SpinCo), as in effect immediately prior to the Effective Time.
“Distribution” shall have the meaning set forth in the Recitals.
“Distribution Date” shall have the meaning set forth in the Separation and Distribution Agreement.
“Effective Time” shall have the meaning set forth in the Separation and Distribution Agreement.
“Employee” shall mean any Parent Group Employee or SpinCo Group Employee.
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Former Employee” shall mean any Former Parent Group Employee and any Former SpinCo Group Employee.
“Former Parent Group Employee” shall mean any individual who is a former employee of the Parent Group as of the Effective Time and who is not a Former SpinCo Group Employee.
“Former SpinCo Group Employee” shall mean any individual who is a former employee of the SpinCo Group as of immediately prior to termination of employment and whose termination of employment occurred prior to the Effective Time.
“Group” shall mean either the SpinCo Group or the Parent Group, as the context requires.
“Individual Agreement” shall mean any individual employment contract, retention, bonus, severance or change-in-control agreement, or other agreement containing restrictive covenants (including confidentiality, noncompetition and nonsolicitation provisions) between a member of the Parent Group and/or SpinCo Group and a SpinCo Group Employee or any Former SpinCo Group Employee, as in effect immediately prior to the Effective Time.
“Information Statement” shall have the meaning set forth in the Separation and Distribution Agreement.
“Labor Agreement” shall have the meaning set forth in Section 2.01.
“Law” shall have the meaning set forth in the Separation and Distribution Agreement.
“Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.
“Parent” shall have the meaning set forth in the Preamble.

“Parent Awards” shall mean Parent Option Awards, Parent DSU Awards, Parent PSU Awards, and Parent RSU Awards, collectively.
“Parent Benefit Plan” means any Benefit Plan sponsored, maintained, or contributed to by a member of the Parent Group or any Benefit Plan to which a member of a Parent Group is a party.
“Parent Board” shall have the meaning set forth in the Recitals.
“Parent Compensation Committee” shall mean the Compensation and Human Resources Committee of the Parent Board.
“Parent Deferred Compensation Plans” shall mean the Second Amended and Restated Aramark Savings Incentive Retirement Plan and the Third Amended and Restated Aramark 2005 Deferred Compensation Plan, each as amended from time to time.
“Parent Defined Benefit Plan” shall mean the Aramark Pension Plan for Non-Salaried Employees, as amended from time to time.
“Parent DSU Award” shall mean a deferred stock unit award in respect of a Parent Share held by an individual in connection with his or her service as a non-employee director of the Parent Board that is outstanding as of immediately prior to the Effective Time.
“Parent Group” shall have the meaning set forth in the Separation and Distribution Agreement.
“Parent Group Employees” shall have the meaning set forth in Section 3.01(a)(ii).
“Parent Non-Equity Incentive Practices” shall mean the corporate non-equity incentive practices of the Parent Group.
“Parent Option Award” shall mean an award of options to purchase Parent Shares granted pursuant to a Parent Stock Incentive Plan that is outstanding as of immediately prior to the Effective Time.
“Parent PSU Award” shall mean a performance share unit award outstanding as of immediately prior to the Effective Time that is subject to performance-based vesting, granted pursuant to the Parent Stock Incentive Plan.
“Parent Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the Post-Separation Parent Stock Value.
“Parent RSU Award” shall mean a restricted stock unit award in respect of a Parent Share that is outstanding as of immediately prior to the Effective Time that is not subject to performance-based vesting conditions, granted pursuant to the Parent Stock Incentive Plan.

“Parent Shares” shall have the meaning set forth in the Separation and Distribution Agreement.
“Parent Stock Incentive Plan” shall mean any equity compensation plan sponsored or maintained by Parent immediately prior to the Effective Time, including Aramark Amended and Restated 2013 Stock Incentive Plan, Aramark Second Amended and Restated 2013 Stock Incentive Plan, Aramark Third Amended and Restated 2013 Stock Incentive Plan and the Aramark 2023 Stock Incentive Plan, as amended from time to time.
“Parent Welfare Plan” shall mean any Parent Benefit Plan that is a Welfare Plan.
“Parties” shall mean the parties to this Agreement.
“Person” shall have the meaning set forth in the Separation and Distribution Agreement.
“Post-Separation Parent Awards” shall mean Post-Separation Parent Option Awards, Post-Separation Parent DSU Awards, Post-Separation Parent PSU Awards and Post-Separation Parent RSU Awards, collectively.
“Post-Separation Parent Option Award” shall mean a Parent Option Award, as adjusted as of the Effective Time in accordance with Section 4.02(a)(i).
“Post-Separation Parent DSU Award” shall mean a Parent DSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(d).
“Post-Separation Parent PSU Award” shall mean a Parent PSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(c)(i), as applicable.
“Post-Separation Parent RSU Award” shall mean a Parent RSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(b)(i).
“Post-Separation Parent Stock Value” shall mean the per-share price of Parent Shares on the NYSE using the methodology as specified by the Parent Compensation Committee prior to the Separation and Distribution.
“Pre-Separation Parent Stock Value” shall mean the per-share price of Parent Shares on the NYSE using the methodology as specified by the Parent Compensation Committee prior to the Separation and Distribution.
“Record Date” shall have the meaning set forth in the Separation and Distribution Agreement.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Separation” shall have the meaning set forth in the Recitals.
“Separation and Distribution Agreement” shall have the meaning set forth in the Recitals.

“SpinCo” shall have the meaning set forth in the Preamble.
“SpinCo Board” shall mean the Board of Directors of SpinCo.
“SpinCo Compensation Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of SpinCo.
“SpinCo 401(k) Plan” shall mean the Aramark Uniform and Career Apparel Group Retirement Savings Plan as amended from time to time.
“SpinCo Awards” shall mean SpinCo Option Awards, SpinCo PSU Awards and SpinCo RSU Awards, collectively.
“SpinCo Benefit Plan” means any Benefit Plan sponsored, maintained, or contributed to by a member of the SpinCo Group or any Benefit Plan to which a member of a SpinCo Group is a party.
“SpinCo Business” shall have the meaning set forth in the Separation and Distribution Agreement.
“SpinCo Designees” shall have the meaning set forth in the Separation and Distribution Agreement.
“SpinCo Group” shall have the meaning set forth in the Separation and Distribution Agreement.
“SpinCo Group Employees” shall have the meaning set forth in Section 3.01(a)(i).
“SpinCo Non-Equity Incentive Practices” shall mean the corporate non-equity incentive practices of the SpinCo Group.
“SpinCo Option Award” shall mean an award of stock options in respect of SpinCo Shares that is assumed by SpinCo and considered granted pursuant to the SpinCo Stock Incentive Plan, in accordance with Section 4.02(a)(ii).
“SpinCo PSU Award” shall mean an award of a restricted stock unit in respect of SpinCo Shares that is or prior to the Effective Time was subject to performance-based vesting conditions and is assumed by SpinCo and considered granted pursuant to the SpinCo Stock Incentive Plan, in accordance with Section 4.02(c)(ii).
“SpinCo Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the SpinCo Stock Value.
“SpinCo RSU Award” shall mean an award of a restricted stock unit in respect of SpinCo Shares that is not subject to performance-based vesting conditions and is assumed by SpinCo and considered granted pursuant to the SpinCo Stock Incentive Plan, in accordance with Section 4.02(b)(ii).

“SpinCo Shares” shall have the meaning set forth in the Separation and Distribution Agreement.
“SpinCo Stock Incentive Plan” shall mean the SpinCo 2023 Stock Incentive Plan, as established by SpinCo as of the Effective Time pursuant to Section 4.01.
“SpinCo Stock Value” shall mean the per-share price of SpinCo Shares on the NYSE using the methodology as specified by the Parent Compensation Committee prior to the Separation and Distribution.
“SpinCo Welfare Plan” shall mean a Welfare Plan established, sponsored, maintained or contributed to by any member of the SpinCo Group for the benefit of SpinCo Group Employees or Former SpinCo Group Employees.
“Subsidiary” shall have the meaning set forth in the Separation and Distribution Agreement.
“Tax” shall have the meaning set forth in the Separation and Distribution Agreement.
“Third Party” shall have the meaning set forth in the Separation and Distribution Agreement.
“U.S.” shall mean the United States of America.
“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts or severance.
Section 1.02    Interpretation. Section 10.15 of the Separation and Distribution Agreement is hereby incorporated by reference.
ARTICLE II
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES
Section 2.01    General Principles. All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union, works council or other labor representative (each, a “Labor Agreement”). Notwithstanding anything in this Agreement to the contrary, if the terms of a Labor Agreement or applicable Law require that any Assets or Liabilities be retained or assumed by, or transferred to, a Party in a manner that is different than what is set forth in this Agreement, such retention, assumption or transfer shall be made in accordance with the terms of such Labor Agreement and applicable Law and shall not be made as otherwise set forth in this Agreement; provided that, in such case, the Parties shall take all necessary action to preserve the economic terms of the allocation of Assets and Liabilities contemplated by this Agreement. The provisions of this Agreement shall apply in respect of all jurisdictions.
(a)    Acceptance and Assumption of SpinCo Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, SpinCo and the applicable SpinCo Designees shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a SpinCo Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:
(i)    any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any SpinCo Group Employees, Former SpinCo Group Employees and SpinCo Directors after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;
(ii)    any and all Liabilities whatsoever with respect to claims under a SpinCo Benefit Plan, including the SpinCo 401(k) Plan, any Individual Agreement or Director Individual Agreement;
(iii)    any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all SpinCo Group Employees and Former SpinCo Group Employees or the service of any SpinCo Director; and
(iv)    any and all Liabilities expressly assumed or retained by any member of the SpinCo Group pursuant to this Agreement.
(b)    Acceptance and Assumption of Parent Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, Parent and certain members of the Parent Group designated by Parent shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Parent Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the SpinCo Group)

or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:
(i)    any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Parent Group Employees and Former Parent Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;
(ii)    any and all Liabilities whatsoever with respect to claims under a Parent Benefit Plan including the Parent Defined Benefit Plan and Parent Deferred Compensation Plans;
(iii)    any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all Parent Group Employees and Former Parent Group Employees; and
(iv)    any and all Liabilities expressly assumed or retained by any member of the Parent Group pursuant to this Agreement.
(c)    Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.
(d)    Employment Litigation. Notwithstanding anything contained herein to the contrary, Liabilities arising out of litigation involving Employees and Former Employees shall be governed by the Separation and Distribution Agreement.
Section 2.02    Service Credit Recognized by SpinCo and SpinCo Benefit Plans.
(a)    Service Credit Generally. As of the Effective Time, the SpinCo Benefit Plans shall, and SpinCo shall cause each member of the SpinCo Group to, recognize each SpinCo Group Employee’s and each Former SpinCo Group Employee’s full service with Parent or any of its Subsidiaries or predecessor entities at or prior to the Effective Time, to the same extent that such service was recognized by Parent or any of its Subsidiaries for similar purposes prior to the Effective Time as if such full service had been performed for a member of the SpinCo Group, for purposes of eligibility, vesting and determination of level of benefits under any SpinCo Benefit Plan.
(b)    No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits or recognition of compensation or other factors to the extent that receipt of such service credit or benefits or recognition of compensation or other factors would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to (i) create any right to accelerate vesting distributions or entitlements under any Benefit Plan sponsored or maintained by a member of the Parent Group or member of the SpinCo Group on the part of any Employee or Former Employee or (ii) limit the ability of a member of the Parent Group or SpinCo Group to amend, merge, modify, eliminate, reduce or otherwise alter in any respect any benefit under any Benefit Plan sponsored or maintained by a member of the Parent Group or SpinCo Group, respectively, or any trust, insurance policy or funding vehicle related thereto.
(c)    Beneficiaries. References to Parent Group Employees, Former Parent Group Employees, SpinCo Group Employees, Former SpinCo Group Employees, and current and former nonemployee directors of either Parent or SpinCo shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.
ARTICLE III
ASSIGNMENT OF EMPLOYEES
Section 3.01    Active Employees.
(a)    Assignment and Transfer of Employees. Except as otherwise agreed to by the Parties, (i) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the SpinCo Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or an approved leave of absence) (collectively, the “SpinCo Group Employees”) is employed by a member of the SpinCo Group as of immediately prior to the Effective Time, and (ii) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Parent Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or an approved leave of absence) and any other individual employed by the Parent Group as of the Effective Time who is not a SpinCo Group Employee (collectively, the “Parent Group Employees”) is employed by a member of the Parent Group as of immediately prior to the Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.
(b)    At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Parent Group or any member of the SpinCo Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-

will” employee under applicable Law. Except as provided in this Agreement, this Agreement shall not limit the ability of the Parent Group or the SpinCo Group to change the position, compensation or benefits of any Employees for performance-related, business or any other reason.
(c)    Noncompete, Severance, Change in Control, or Other Payments. The Parties acknowledge and agree that the Separation, Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any SpinCo Group Employee or Parent Group Employee to noncompete, severance, change in control, or other payments or benefits.
(d)    Not a Change in Control. The Parties acknowledge and agree that neither the consummation of the Separation, Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change in control,” “change of control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the Parent Group or member of the SpinCo Group, and except as provided in this Agreement or as otherwise required by applicable Law or Individual Agreement, no provision of this Agreement shall be construed to accelerate any vesting or create any right or entitlement to any compensation or benefits on the part of any Employee.
Section 3.02    Individual Agreements.
(a)    Assignment by Parent. To the extent necessary, Parent hereby assigns, or shall cause an applicable member of the Parent Group to assign, to SpinCo or another member of the SpinCo Group, as designated by SpinCo, all Individual Agreements, with such assignment to be effective as of no later than the Effective Time; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the SpinCo Group shall be considered to be a successor to each member of the Parent Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the SpinCo Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary).
(b)    Assumption by SpinCo. Effective as of the Effective Time, SpinCo hereby assumes and honors, or shall cause the members of the SpinCo Group to assume and honor, any Individual Agreement, including any obligations thereunder to which any SpinCo Group Employee or Former SpinCo Group Employee is a party with any member of the Parent Group.
Section 3.03    Consultation with Labor Representatives; Labor Agreements. The Parties shall cooperate to notify, inform and/or consult with any labor union, works council or other labor representative regarding the Separation and Distributions to the extent required by Law or a Labor Agreement. No later than as of immediately before the Effective Time, SpinCo shall have taken, or caused another member of the SpinCo Group to take, all actions that are necessary (if any) for SpinCo or another member of the SpinCo Group to (a) assume any Labor Agreements in effect with respect to SpinCo Group Employees and Former SpinCo Group Employees (excluding obligations thereunder with respect to any Parent Group Employees or Former Parent Group Employees, to the extent applicable), and (b) unless otherwise provided in this Agreement, assume and honor any obligations of the Parent Group under any Labor Agreements as such obligations relate to SpinCo Group Employees and Former SpinCo Group Employees. No later than as of immediately before the Effective Time, Parent shall have taken, or caused another member of the Parent Group to take, all actions that are necessary (if any) for Parent or another member of the Parent Group to (i) assume any Labor Agreements in effect with respect to Parent Group Employees and Former Parent Group Employees (excluding obligations thereunder with respect to any SpinCo Group Employees, or Former SpinCo Group Employees, to the extent applicable) and (ii) assume and honor any obligations of the SpinCo Group under any Labor Agreements as such obligations relate to Parent Group Employees and Former Parent Group Employees.
ARTICLE IV
EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION
Section 4.01    Generally. Each Parent Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that, prior to the Effective Time, the Parent Compensation Committee may provide for different adjustments with respect to some or all Parent Awards to the extent that the Parent Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Parent Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. Before the Effective Time, the SpinCo Stock Incentive Plan shall be established by SpinCo, with such terms as are necessary to permit the implementation of the provisions of Section 4.02.
Section 4.02    Equity Incentive Awards.
(a)    Option Awards. Each Parent Option Award that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Separation Parent Option Award or a SpinCo Option Award as described below:
(i)    Each Parent Option Award held by a Parent Group Employee and Former Employee shall be converted as of the Effective Time, through an adjustment thereto, into a Post-Separation Parent Option Award and shall, except as otherwise provided in this Section 4.02(a), be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such Parent Option Award immediately prior to the Effective Time. From and after the Effective Time:
(A)    the number of Parent Shares subject to such Post-Separation Parent Option Award, rounded down to the nearest whole number of shares, shall be equal to the product, obtained by multiplying (1) the number of Parent Shares subject to the corresponding Parent Option Award immediately prior to the Effective Time, by (2) the Parent Ratio; and

(B)    the per share exercise price of such Post-Separation Parent Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Parent Option Award as of immediately prior to the Effective Time, by (2) the Parent Ratio.
(ii)    Each Parent Option Award held by a SpinCo Group Employee shall be converted as of the Effective Time into a SpinCo Option Award outstanding under the SpinCo Stock Incentive Plan and shall, except as otherwise provided in this Section 4.02(a), be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such Parent Option Award immediately prior to the Effective Time. From and after the Effective Time:
(A)    the number of SpinCo Shares subject to such SpinCo Option Award, rounded down to the nearest whole number of shares, shall equal the product obtained by multiplying (1) the number of Parent Shares subject to the corresponding Parent Option Award immediately prior to the Effective Time, by (2) the SpinCo Ratio; and
(B)    the per share exercise price of such SpinCo Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Parent Option Award as of immediately prior to the Effective Time, by (2) the SpinCo Ratio.
Notwithstanding anything to the contrary in this Section 4.02(a), the exercise price, the number of Parent Shares and SpinCo Shares subject to each Post-Separation Parent Option Award and SpinCo Option Award, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code.
(b)    Restricted Stock Unit Awards. Each Parent RSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i)    If the holder is a Parent Group Employee or Former Employee, such award shall be converted, as of the Effective Time, into a Post-Separation Parent RSU Award, and shall, except as otherwise provided in this Section 4.02(b), be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent RSU Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent RSU Award immediately prior to the Effective Time, by (B) the Parent Ratio.
(ii)    If the holder is a SpinCo Group Employee, such award shall be converted, as of the Effective Time, into a SpinCo RSU Award, and shall, except as otherwise provided in this Section 4.02(b), be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of SpinCo Shares subject to such SpinCo RSU Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent RSU Award immediately prior to the Effective Time, by (B) the SpinCo Ratio.
(c)    Performance Stock Unit Awards. Each Parent PSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i)    If the holder is a Parent Group Employee or Former Employee, such award shall be converted, as of the Effective Time, into a Post-Separation Parent PSU Award and shall, except as otherwise provided in this Section 4.02(c), be subject to the same terms and conditions (including with respect to time-based vesting) after the Effective Time as were applicable to such Parent PSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent PSU Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the maximum number of Parent Shares subject to such corresponding Parent PSU Award immediately prior to the Effective Time, by (B) the Parent Ratio.
(ii)    If the holder is a SpinCo Group Employee, such award shall be converted, as of the Effective Time, into a SpinCo PSU Award and shall, except as otherwise provided in this Section 4.02(c), be subject to the same terms and conditions (including with respect to time-based vesting) after the Effective Time as were applicable to such Parent PSU Award immediately prior to the Effective Time; provided, however, that the number of SpinCo Shares subject to such SpinCo PSU Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the maximum number of Parent Shares subject to the corresponding Parent PSU Award immediately prior to the Effective Time, by (B) the SpinCo Ratio. With respect to the 2022-2024 SpinCo PSU Awards, the determination of the level of achievement of the performance goals for the first two (2) fiscal years of the 2022-2024 performance period shall be made by the Parent Compensation Committee after the Effective Time at the time performance determinations are customarily made by the Parent Compensation Committee with respect to Parent PSU Awards, and such determination shall be binding on the SpinCo Compensation Committee and SpinCo PSU Award holders. With respect to the third fiscal year of the 2022-2024 performance period applicable to the 2022-2024 SpinCo PSU Awards and all fiscal years of the 2023-2025 performance period applicable to the 2022-2025 SpinCo PSU Awards, the SpinCo Compensation Committee shall modify and establish the performance-based vesting conditions that will apply after the Effective Time and make all other determinations with respect to such performance goals.
(d)    Deferred Stock Unit Awards. Each Parent DSU Award that is outstanding as of immediately prior to the Effective Time shall be converted, as of the Effective Time, into a Post-Separation Parent DSU Award, and shall, except as otherwise provided in this Section 4.02(d), be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent DSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent RSU Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent DSU Award immediately prior to the Effective Time, by (B) the Parent Ratio.
(e)    Miscellaneous Award Terms. None of the Separation, the Distribution or any employment transfer described in Section 3.01(a) shall constitute a termination of employment for any Employee or termination of service for any nonemployee director for purposes of any Post-Separation Parent Award or any SpinCo Award. After the Effective Time, for any award adjusted under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or Parent Stock Incentive Plan applicable to such award (x) with respect to Post-Separation Parent Awards shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or Parent Stock Incentive Plan, and (y) with respect to SpinCo Awards, shall be deemed to refer to a “Change in Control” as defined in the SpinCo Stock Incentive Plan.
(f)    Forfeitures. Following the Effective Time, if any Post-Separation Parent Awards shall fail to become vested or fail to be exercised prior to the applicable expiration date, such Post-Separation Parent Award shall be forfeited to Parent and if any SpinCo Awards shall fail to become vested or fail to be exercised prior to the applicable expiration date, such SpinCo Award shall be forfeited to SpinCo.
(g)    Registration and Other Regulatory Requirements. SpinCo agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the SpinCo Shares authorized for issuance under the SpinCo Stock Incentive Plan, as required pursuant to the Securities Act, no later than the Effective Time. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(g), including, to the extent applicable, compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.
Section 4.03    Non-Equity Incentive Practices and Plans.
(a)    Corporate Bonus Practices.
(i)    The SpinCo Group shall be responsible for determining all bonus awards that would otherwise be payable under the SpinCo Non-Equity Incentive Practices to SpinCo Group Employees or Former SpinCo Group Employees for any performance periods that are open when the Effective Time occurs. The SpinCo Group shall also determine for SpinCo Group Employees or Former SpinCo Group Employees (A) the extent to which established performance criteria (as interpreted by the SpinCo Group, in its sole discretion) have been met, and (B) the payment level for each SpinCo Group Employee or Former SpinCo Group Employee. The SpinCo Group shall retain (or assume as necessary) all Liabilities with respect to any bonus awards payable to SpinCo Group Employees or Former SpinCo Group Employees for any performance periods, whether the performance period is complete or remains open and whether the bonus amount payable has been determined or is to be determined, and no member of the Parent Group shall have any obligations with respect thereto.
(ii)    The Parent Group shall retain (or assume as necessary) all Liabilities with respect to any Liabilities for bonus awards under Parent Non-Equity Incentive Practices that are payable to Parent Group Employees or Former Parent Group Employees for any performance periods, whether the performance period is complete or remains open and whether the bonus amount payable has been determined or is to be determined, and no member of the SpinCo Group shall have any obligations with respect thereto.
(b)    Other Cash Incentive Plans.
(i)    No later than the Effective Time, the Parent Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of Parent Group Employees and Former Parent Group Employees, whether or not sponsored by the Parent Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.
(ii)    No later than the Effective Time, the SpinCo Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of SpinCo Group Employees and Former SpinCo Group Employees, whether or not sponsored by the SpinCo Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.
Section 4.04    SpinCo Director Obligations. With respect to any non-employee director of SpinCo following the Effective Time, SpinCo shall be responsible for the payment of any fees or other obligations for service on the SpinCo Board at or at any time after the Effective Time and any fees or other obligations for the service of a SpinCo Director to the SpinCo Group prior to the Effective Time, including pursuant to a Director Individual Agreement, and Parent shall not have any responsibility for any such fees or other obligations.
ARTICLE V
NONQUALIFIED DEFERRED COMPENSATION PLANS
Section 5.01    Parent Deferred Compensation Plans. Parent shall, or shall cause a member of the Parent Group to, assume and retain all Liabilities and Assets with respect to the Parent Deferred Compensation Plans with respect to Employees, Former Employees and non-employee directors of the Parent Board, whether arising before, on or after the Distribution Date, and no member of the SpinCo Group shall assume or retain any Liabilities and Assets with respect to the Parent Deferred Compensation Plans. Following the Effective Time, no SpinCo Group Employee or Former SpinCo Group Employee shall be credited with any additional service or compensation under the Parent Deferred Compensation Plans.
Section 5.02    Deferred Compensation Notice Requirements. In the event that any SpinCo Group Employee who is a participant in a Parent Deferred Compensation Plan terminates employment or service with the SpinCo Group, written notice of such termination shall be provided by SpinCo to Parent within thirty (30) days following such termination of employment or service.
ARTICLE VI
WELFARE BENEFIT PLANS
Section 6.01    Welfare Plans.
(i)    No later than the Effective Time, the Parent Group shall continue to retain (or assume as necessary) all Parent Welfare Plans and all outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of Parent Group Employees and Former Parent Group Employees, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.
(ii)    No later than the Effective Time, the SpinCo Group shall continue to retain (or assume as necessary) all SpinCo Welfare Plans and all outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of SpinCo Group Employees and Former SpinCo Group Employees, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.
Section 6.02    COBRA. The Parent Group shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the Parent Welfare Plans with respect to any Parent Group Employees and any Former Parent Group Employees (and their covered dependents) who experience a qualifying event under COBRA before, as of, or after the Effective Time. Effective as of the Effective Time, the SpinCo Group shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the SpinCo Welfare Plans with respect to any SpinCo Group Employees or Former SpinCo Group Employees (and their covered dependents) who experience a qualifying event under the SpinCo Welfare Plans and/or the Parent Welfare Plans before, as of, or after the Effective Time. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.
ARTICLE VII
MISCELLANEOUS
Section 7.01    Preservation of Rights to Amend. Except as set forth in this Agreement, the rights of each member of the Parent Group and each member of the SpinCo Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.
Section 7.02    Fiduciary Matters. Parent and SpinCo each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 7.03    Information Sharing and Access.
(a)    Sharing of Information. Subject to any limitations imposed by applicable Law, each of Parent and SpinCo (acting directly or through members of the Parent Group or the SpinCo Group, respectively) shall provide to the other Party and its authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting, calculation of benefits) on a timely basis under the circumstances for the Party to perform its duties under this Agreement. Such information shall include information relating to equity awards under stock plans. To the extent that such information is maintained by a third-party vendor, each Party shall use its commercially reasonable efforts to require the third-party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.
(b)    Access to Records. To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable Law, including privacy protection Laws or regulations, reasonable access to Employee-related and Benefit Plan-related records after the Effective Time shall be provided to members of the Parent Group and members of the SpinCo Group pursuant to the terms and conditions of Article VI of the Separation and Distribution Agreement.
(c)    Maintenance of Records. With respect to retaining, and destroying, all Employee-related information, Parent and SpinCo shall comply with Section 6.4 of the Separation and Distribution Agreement (Record Retention) and the requirements of applicable Law.
(d)    Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.9 of the Separation and Distribution Agreement (Confidentiality) and the requirements of applicable Law.
Section 7.04    Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder. There are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 7.05    Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request to effect the intent and purpose of this Agreement and the transactions contemplated hereby.
Section 7.06    Dispute Resolution. The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.
Section 7.07    Incorporation of Separation and Distribution Agreement Provisions. Article X of the Separation and Distribution Agreement (other than Section 10.4 (Third-Party Beneficiaries) and Section 10.18(b) (regarding Specified Ancillary Agreements)) is incorporated herein by reference and shall apply to this Agreement as if set forth herein mutatis mutandis.
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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives as of the date first written above.

ARAMARK

By:	/s/
Name:
Title:

VESTIS CORPORATION

By:	/s/
Name:
Title:
[Signature Page to Employee Matters Agreement]